LIMITED POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the undersigned directors and officers of OrthoPediatrics Corp., a Delaware corporation (the “Corporation”), hereby constitute and appoint Fred L. Hite and Daniel J. Gerritzen, or either of them acting singly, as the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as directors and officers of the Corporation on the Annual Report on Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment to such Annual Report on Form 10-K, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated: March 1, 2023

/s/ David R. Bailey	/s/ Fred L. Hite
David R. Bailey President and Chief Executive Officer (Principal Executive Officer)	Fred L. Hite Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)

/s/ Mark C. Throdahl	/s/ Bryan W. Hughes
Mark C. Throdahl Director	Bryan W. Hughes Director

/s/ Terry D. Schlotterback	/s/ David R. Pelizzon
Terry D. Schlotterback Director	David R. Pelizzon Director

/s/ Jimmy McDonald	/s/ Kevin L. Unger
Jimmy McDonald Director	Kevin L. Unger Director

/s/ Marie C. Infante	/s/ Samuel D. Riccitelli
Marie C. Infante Director	Samuel D. Riccitelli Director

/s/ Harold Ruf
Harold Ruf Director